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                                                               EXECUTION VERSION
                                                                    Exhibit 99.2




                           PURCHASE AND SALE AGREEMENT


                           Dated as of April 22, 2003




                                     between




                         TEXAS BIOTECHNOLOGY CORPORATION
                         TBC-ET, INC., ICOS CORPORATION,
                         ICOS-ET-LP LLC, ICOS-ET-GP LLC
                                       and
                          ICOS TECHNOLOGY SERVICES LLC





Purchase and Sale Agreement (Execution)


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                                TABLE OF CONTENTS

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
Article I. SALE AND TRANSFER OF INTERESTS.........................................................................1

         Section 1.1       Sale and Transfer of Interests.........................................................1
         Section 1.2       Instruments of Conveyance and Transfer.................................................2

Article II. CLOSING...............................................................................................2

         Section 2.1       Consideration for Sale and Transfer....................................................2
         Section 2.2       Intent as to Purchase Price............................................................2
         Section 2.3       Mutual Release.........................................................................3
         Section 2.4       Termination of Research and Development Service
                           Agreement, Formation Agreement and Letter Agreement....................................3
         Section 2.5       Resignations...........................................................................3
         Section 2.6       Closing Date; Effective Time...........................................................3

Article III. REPRESENTATIONS AND WARRANTIES OF THE PARTIES........................................................3

         Section 3.1       Representations by the Parties.........................................................3
         Section 3.2       Representations by ICOS................................................................4
         Section 3.3       Representations of TBC and TBC-ET......................................................5

Article IV. COVENANTS OF THE PARTIES..............................................................................5

         Section 4.1       Notifications, Consents and Waivers....................................................5
         Section 4.2       Publicity..............................................................................6
         Section 4.3       Commercially Reasonable Efforts to Satisfy Conditions..................................6
         Section 4.4       Consistent Tax Treatment...............................................................6
         Section 4.5       Clinical Trial and Regulatory Cooperation..............................................7
         Section 4.6       Research and Development...............................................................7
         Section 4.7       Confidentiality........................................................................9
         Section 4.8       Transfer of Bulk Material..............................................................9
         Section 4.9       Assumption of Liabilities; Assignment of Agreements....................................9
         Section 4.10      Name Change of ITLP...................................................................10
         Section 4.11      Delivery of Records...................................................................10

Article V. CONDITIONS TO CLOSING.................................................................................10

         Section 5.1       Conditions to TBC and TBC-ET's Obligation to Close....................................10
         Section 5.2       Conditions to Obligations of ICOS, ICOS-GP, ICOS-LP and ITS to Close..................11

Article VI. INDEMNIFICATION......................................................................................12

         Section 6.1       ICOS' Indemnities.....................................................................12
         Section 6.2       TBC's Indemnities.....................................................................12
         Section 6.3       Notice of Claim.......................................................................13


Purchase and Sale Agreement (Execution)             i

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
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

         Section 6.4       Third-Party Claims....................................................................13
         Section 6.5       Insurance.............................................................................15

Article VII. MISCELLANEOUS.......................................................................................16

         Section 7.1       Notices...............................................................................16
         Section 7.2       Governing Law.........................................................................16
         Section 7.3       Entire Agreement......................................................................16
         Section 7.4       Amendments and Waivers................................................................16
         Section 7.5       Severability..........................................................................17
         Section 7.6       Counterparts..........................................................................17
         Section 7.7       Interpretation of Agreement...........................................................17
         Section 7.8       Expenses..............................................................................17
         Section 7.9       Attorneys' Fees.......................................................................17
         Section 7.10      Binding Effect........................................................................17
         Section 7.11      Third Parties.........................................................................17
         Section 7.12      Defense Counsel.......................................................................17
         Section 7.13      Incorporation of Exhibits.............................................................18
         Section 7.14      Remedies..............................................................................18
         Section 7.15      Further Assurances....................................................................18
         Section 7.16      Nonsolicitation.......................................................................18
         Section 7.17      Certain Definitions...................................................................18
         Section 7.18      Construction..........................................................................22


Exhibit A  Assignment of Partnership Interest
---------
Exhibit B  Promissory Note
---------
Exhibit C  Letter of Credit
---------
Exhibit D  Mutual Release
---------
Exhibit E  Termination Agreement
---------
Exhibit F  Foreign Person Affidavit
---------
Exhibit G  Press Release
---------
Exhibit H Certificate of Amendment to the Certificate of Limited Partnership of --------- ICOS-Texas Biotechnology L.P


Purchase and Sale Agreement (Execution)            ii

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                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (the "Agreement") dated as of April 22, 2003, made by and between Texas Biotechnology Corporation, a Delaware corporation ("TBC"), TBC-ET, Inc., a Delaware corporation and wholly-owned subsidiary of TBC ("TBC-ET"), ICOS Corporation, a Delaware corporation ("ICOS"), ICOS-ET-LP LLC, a Washington limited liability company ("ICOS-LP"), ICOS-ET-GP LLC, a Washington limited liability company ("ICOS-GP"), and ICOS Technology Services LLC, a Delaware limited liability company ("ITS"). TBC, TBC-ET, ICOS, ICOS-LP, ICOS-GP and ITS are herein sometimes referred to individually as a "Party" and collectively as the "Parties."


                              W I T N E S S E T H:

         WHEREAS, TBC, TBC-ET, ICOS-GP and ICOS-LP entered into that certain Agreement of Limited Partnership of ICOS-Texas Biotechnology L.P., a Delaware limited partnership ("ITLP"), effective as of June 6, 2000 (the "Partnership Agreement"), pursuant to which TBC, TBC-ET, ICOS- GP and ICOS-LP agreed to form ITLP, with TBC-ET and ICOS-GP being the general partners thereof and each owning a one-tenth of one percent (.1%) partnership interest therein, and TBC and ICOS-LP being the limited partners thereof and each owning a forty-nine and nine tenths percent (49.9%) partnership interest therein;

         WHEREAS, ICOS-GP now wishes to sell and transfer its .1% partnership interest to TBC-ET, and ICOS-LP wishes to sell its 49.9% partnership interest to TBC in exchange for the purchase price described in Section 2.1 hereof, subject to the further provisions of this Agreement (each partnership interest of ICOS-GP and ICOS-LP is herein referred to as a "Partnership Interest" and collectively, as the "Partnership Interests"); and

         WHEREAS, certain capitalized and noncapitalized words not otherwise defined herein shall have the meanings as defined in Section 7.17 hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

                                   ARTICLE I.

                         SALE AND TRANSFER OF INTERESTS

         Section 1.1 Sale and Transfer of Interests. Subject to the terms and conditions of this Agreement, ICOS-GP agrees to sell, convey and deliver to TBC-ET, and ICOS-LP agrees to sell, convey and deliver to TBC, and TBC-ET and TBC agree to purchase and accept, the Partnership Interests at the Closing, free and clear of all Liens. In consideration thereof, TBC and TBC-ET will pay to ICOS-LP and ICOS-GP at the Closing the purchase price described in Section 2.1 hereof.

Purchase and Sale Agreement (Execution)          1

         Section 1.2 Instruments of Conveyance and Transfer. ICOS-LP and ICOS-GP will deliver to TBC and TBC-ET at the Closing an assignment in substantially the form of Exhibit A hereto to evidence the transfer to TBC and TBC-ET of all of ICOS-LP's and ICOS-GP's title to and interest in the Partnership Interests, free and clear of all Liens, all as provided in this Agreement. Pursuant to Section
12.1 of the Partnership Agreement, each of TBC-ET and ICOS-GP hereby consent to the transfer of the Partnership Interests contemplated hereby. As of the Effective Time, ICOS-GP and ICOS-LP will no longer be a general partner or a limited partner, respectively, of ITLP.

                                   ARTICLE II.

                                     CLOSING

         Section 2.1 Consideration for Sale and Transfer. At the Closing, subject to the terms and conditions of this Agreement and in consideration for the aforesaid sale and the conveyance and delivery of the Partnership Interests, TBC and TBC-ET will pay to ICOS-LP and ICOS-GP by wire transfer of immediately available funds to such account or accounts as ICOS shall specify in writing to TBC the sum of $4,000,000. In addition, TBC will pay to ICOS, by wire transfer in immediately available funds, the amount of $6,000,000 in two payments, a payment of $4,000,000 on April 22, 2004, and a payment of $2,000,000 on October 22, 2004 (each a "Payment", and collectively the "Payments").

         Interest on the outstanding balance of the $6,000,000 (the "Principal Balance") shall (a) accrue at the Interest Rate beginning on the Closing Date and continuing to (but not including) the date the Principal Balance is paid in full, and (b) be payable on or before the tenth day after each LIBOR Adjustment Date; provided that, in the event of any payment of the Principal Balance, accrued interest on the Principle Balance amount paid shall be payable on the date of such payment. The interest due hereunder shall be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) of a year of 365 or 366 days, as the case may be. TBC may prepay, in whole or in part, without penalty, the Principal Balance; provided that, any such prepayment will also include all accrued and unpaid interest due on the amount prepaid as described above. In addition, upon the occurrence of a Change of Control of TBC, the outstanding balance of the Principal Balance, and all accrued and unpaid interest thereon, will be paid by TBC to ICOS within ten days after the occurrence of such Change of Control. TBC's obligation to make the Payments, and the interest to be paid thereon, will be evidenced by a promissory note in the form attached hereto as Exhibit B (the "Promissory Note") and secured by an irrevocable standby letter of credit, in the form attached hereto as Exhibit C, which will be issued by JPMorgan Chase Bank to ICOS at the Closing (the "Letter of Credit").

         The payments of $10,000,000 in the aggregate to be paid or delivered by TBC and TBC-ET to ICOS hereunder, and the interest to be paid thereon, are collectively referred to herein as the "Purchase Price."

         Section 2.2 Intent as to Purchase Price. In the determination of the Purchase Price hereunder, the Parties intend that:

Purchase and Sale Agreement (Execution)          2

              (a) Except for the representations and warranties of ICOS-GP and ICOS-LP to TBC and TBC-ET contained in Section 3.2(a) hereof, the transfer of the title to the Partnership Interests from ICOS-GP and ICOS-LP to TBC and TBC-ET shall be on a "as is," "where is" basis, and

              (b) Except as expressly described in this Agreement, ICOS-GP, ICOS-LP and ICOS will not be entitled to any revenue earned or be responsible for any expense incurred by ITLP on and after December 31, 2002.

         Section 2.3 Mutual Release. At the Closing, the Parties will execute and deliver to each other the Mutual Release substantially in the form of Exhibit D hereto (the "Mutual Release") providing for a release of all claims known or unknown against the Parties and their Affiliates.

         Section 2.4 Termination of Research and Development Service Agreement, Formation Agreement and Letter Agreement. At the Closing, the Parties will enter into a Termination Agreement in substantially the form of Exhibit E hereto (the "Termination Agreement"), terminating the Research and Development Service Agreement, the Formation Agreement and the Letter Agreement.

         Section 2.5 Resignations. At the Closing, ICOS, ICOS-GP, ICOS-LP and ITS shall deliver to TBC and TBC-ET the resignation of each employee of ICOS, ICOS-GP, ICOS-LP and ITS or their Affiliates who is a manager, director, member of the Management Committee of, or holds other similar offices or positions in, ITLP.

         Section 2.6 Closing Date; Effective Time. The Closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:30 a.m. (Houston, Texas time) in the offices of Perkins Coie LLP, located at 1201 Third Avenue, 48th Floor, Seattle, Washington, 98101, on April 22, 2003 (the "Closing Date"), or at such other time and place as the Parties may mutually agree. The effective time of the transfer of the Partnership Interests hereunder (the "Effective Time") shall be 12:01 a.m. on the Closing Date.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         Section 3.1 Representations by the Parties. Each Party hereby represents and warrants to the other Parties as of the date hereof the following:

              (a) Organization and Existence. Such Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or formed.

              (b) Power and Authority. Such Party has the full power and authority to execute, deliver and perform this Agreement, and to own and lease its properties and to carry on its business as now conducted and as contemplated hereby.

Purchase and Sale Agreement (Execution)          3

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              (c) Authorization and Enforceability. The execution and delivery of this Agreement by such Party and the carrying out by such Party of the transactions contemplated hereby have been duly authorized by all requisite corporate and limited liability company actions, and this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

              (d) No Governmental Consents. No authorization, consent or approval of, or notice to or filing with, any Governmental Authority or third party is required for the execution, delivery and performance by such Party of this Agreement.

              (e) No Conflict or Breach. None of the execution, delivery and performance by such Party of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any Applicable Law, or the charter or formation documents, as amended, or bylaws, as amended, of such Party or any order, writ, injunction, judgment or decree of any court of Governmental Authority against such Party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any Lien upon any of its properties.

              (f) No Brokers. No broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based on arrangements made by or on behalf of such Party.

              (g) Tax Matters.

                   (i) All Tax Returns required to be filed by ITLP have been accurately prepared in all material respects and timely filed, and all Taxes for which ITLP may be held liable, have been paid or accrued within the prescribed period or any extension thereof.

                   (ii) No election under Treasury Regulation Section 301.7701-3 has ever been filed with respect to ITLP.

                   (iii) ITLP's only activity has been the development of
              Products by research and clinical trials. ITLP has not engaged in any promotional, marketing, sales or other activities.

         Section 3.2 Representations by ICOS. ICOS, ICOS-GP and ICOS-LP hereby jointly and severally represent and warrant to TBC and TBC-ET as of the date hereof the following:


Purchase and Sale Agreement (Execution)          4

              (a) Title. ICOS-GP and ICOS-LP have good and marketable (subject to the restrictions stated in the Partnership Agreement) title to their respective Partnership Interests, free and clear of all Liens. Upon assignment of the Partnership Interests to TBC and TBC-ET pursuant to the terms hereof, TBC and TBC-ET will have good and marketable (subject to the restrictions stated in the Partnership Agreement) title to the Partnership Interests, free and clear of all Liens except for Permitted Liens. The Partnership Interests represent all of ICOS', ICOS-GP's and ICOS-LP's and their respective Affiliates' interest (tangible, intangible, choate or inchoate) in ITLP.

              (b) No Proceedings. As of the Closing Date, there are no suits or proceedings pending against ICOS, ICOS-GP, ICOS-ET or ITS, or to their knowledge, threatened in any court or before any Governmental Authority, against or affecting any such Party that could have a material adverse effect on the ability to transfer the Partnership Interests to TBC and TBC-ET as described herein or to otherwise fulfill its obligations hereunder.

              (c) Foreign Person. Neither of ICOS-LP and ICOS-GP is a "foreign person" within the meaning of Section 1445 of the Code and they will furnish TBC and TBC-ET with an affidavit that satisfies the requirements of Section 1445(b)(2) of the Code, in the form attached as Exhibit F hereto.

         Section 3.3 Representations of TBC and TBC-ET. TBC and TBC-ET hereby represent and warrant, jointly and severally, the following:

              (a) No Proceedings. There are no suits or proceedings pending, or to the knowledge of such TBC or TBC-ET, threatened in any court or before any Governmental Authority, against or affecting TBC or TBC-ET that could have a Material Adverse Effect on the business or operations of either of them, financial or otherwise, or on either of its ability to fulfill its obligations hereunder.

              (b) Letter of Credit. The obligations of TBC to JPMorgan Chase Bank in connection with the Letter of Credit have been secured, and will remain secured during the time the Letter of Credit is in effect, by cash, commercial paper and/or marketable securities in an amount equal to the amounts due under the Letter of Credit from time to time.

                                  ARTICLE IV.

                            COVENANTS OF THE PARTIES

         Section 4.1 Notifications, Consents and Waivers. ICOS, ICOS-GP and ICOS-LP shall use their respective commercially reasonable efforts to make, and shall cooperate with each other in making, all notifications and obtain all consents or waivers which are required in order to transfer the Partnership Interests to TBC and TBC-ET pursuant to this Agreement including, without limitation, under the Partnership Agreement. If any such consent or waiver cannot be obtained, ICOS, ICOS-GP and ICOS-LP will cooperate in any reasonable arrangement designed to obtain for TBC and TBC-ET all benefits and privileges of the applicable instrument, contract,


Purchase and Sale Agreement (Execution)          5
license, document or permit while protecting ICOS, ICOS-GP and ICOS-LP from continuing liabilities or obligations thereunder.

         Section 4.2 Publicity. The Parties hereto will consult with each other with regard to the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby or the involvement of the other Party in ITLP. The Parties agree further that none of them will release any such press release, announcement or other public statement without the prior approval of ICOS and TBC, unless such release is required by law and the Parties cannot reach agreement upon a mutually acceptable form of release, in which event the Party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement. The Parties agree further that such approval will not be unreasonably withheld, and they pledge to make a good faith effort to reach agreement expeditiously on the terms of any such press release, announcement or other public statement. On or immediately after the Closing Date, the Parties will issue a joint press release regarding the terms of this Agreement in the form attached hereto as Exhibit G.

         Section 4.3 Commercially Reasonable Efforts to Satisfy Conditions. ICOS, ICOS-GP, ICOS-LP and ITS shall use their commercially reasonable efforts to cause the conditions to the obligations of TBC and TBC-ET set forth in
Section 5.1 to be satisfied to the extent that the satisfaction of such conditions is in the control of ICOS, ICOS-GP, ICOS-LP and ITS. TBC and TBC-ET shall use their commercially reasonable efforts to cause the conditions to the obligations of ICOS, ICOS-GP, ICOS-LP and ITS contained in Section 5.2 to be satisfied to the extent that the satisfaction of such conditions is in the control of TBC and TBC-ET.

         Section 4.4 Consistent Tax Treatment. ICOS, ICOS-GP, ICOS-LP, TBC and TBC-ET agree that for purposes of all 2003 Tax Returns filed by the Parties and ITLP, ICOS-GP and ICOS-LP shall be reflected as the owners of the Partnership Interests through the Effective Time and TBC and TBC-ET shall be reflected as the owners of the Partnership Interests from and after the Effective Time. TBC and TBC-ET shall make all Tax filings for all periods ending on or after December 31, 2001. All Taxes owed by ITLP due on or after the Effective Time shall be paid by ITLP and/or TBC and TBC-ET. TBC and TBC-ET shall cause to be delivered to ICOS, ICOS-GP and ICOS-LP, as soon as possible but in any event not later than the due date of such returns, including extensions, Form 1065, Schedule K-1 (and such other relevant tax information which ICOS, ICOS-GP and ICOS-LP shall reasonably request in writing from TBC and TBC-ET) for the 2002 calendar year and for the period commencing January 1, 2003, through and including the Effective Time. The Parties, in consultation with their respective Tax advisors, shall cooperate in good faith to prepare the Forms 1065 and Schedules K-1 and to agree within ninety (90) days after Closing to an allocation of the Purchase Price, any assumed liabilities and any other relevant items among the assets of ITLP in accordance with Treasury Regulation Section 1.755-1 and similar provisions of state, local or foreign law and agree to complete and file the proper Tax forms in accordance with the allocations; provided, however, that the Parties hereby agree to allocate all of the Purchase Price (other than any amount allocated to actual or imputed interest) to the Products owned by ITLP, including any patents, research and clinical trial work relating thereto. The Parties further agree that they will report the Tax consequences of the purchase and sale hereunder in a manner consistent with the allocations and that they will not take any positions inconsistent therewith in connection with the filing of any Tax Return.


Purchase and Sale Agreement (Execution)          6

The acquisition of the Partnership Interests will, for federal, state and local income Tax purposes, be reported by the Parties as a sale or exchange of a Partnership Interest. Consistent with the Letter Agreement, ICOS is not responsible for any costs of ITLP incurred after December 31, 2002, and thus all such costs, deductions and losses shall all be allocated to TBC and TBC-ET in proportion to their interests.

         Section 4.5 Clinical Trial and Regulatory Cooperation. In the event that the FDA or any other Governmental Authority requires information in the sole possession of either ICOS, ICOS-GP, ICOS-LP, ITS or any combination thereof in order for ITLP and TBC to complete filings or submissions with any Governmental Authority regarding regulatory approval of the Compound or Products or to complete the filing of patents regarding the Compound or Products, ICOS, ICOS-GP, ICOS-LP and ITS agree, upon TBC's request, to provide such information to TBC. The Parties agree that this information will be used by TBC and ITLP solely for the purpose of obtaining regulatory approval or patent protection for the Compound or Products, and that TBC and ITLP do not have a license or other rights to use such information for any other purposes. In the event that the FDA or any other Governmental Authority conducts any audits regarding regulatory approval of the Compound or Products, ICOS, ICOS-GP, ICOS-LP and ITS will fully cooperate with the FDA and any other Governmental Authority in the conduct of such audit, and take any and all actions required of ICOS, ICOS-GP, ICOS-LP and ITS (and which cannot be performed by TBC) by the FDA or the Governmental Authority in connection with such audit. All information delivered to TBC and ITLP pursuant to this Section 4.5 will be considered Confidential Information for purposes of this Agreement; provided, that TBC and ITLP may use this Confidential Information as set forth in this Section 4.5. TBC will reimburse ICOS, ICOS-GP, ICOS-LP and ITS for their reasonable out of pocket costs, and for the time spent by their personnel (at a FTE rate of $225,000 per annum), pursuant to this Section 4.5.

         If TBC or TBC-ET requests that ICOS, ICOS-GP, ICOS-LP or ITS provide reasonable assistance (in addition to the actions specified in Section 4.6 or in the prior paragraph of this Section 4.5) to TBC or TBC-ET regarding the clinical development or regulatory approval of the Compound or Products, ICOS, ICOS-GP, ICOS-LP or ITS agree to negotiate in good faith with TBC or TBC-ET to enter into an appropriate agreement regarding such assistance, which among other things, will provide reasonable compensation to ICOS, ICOS-GP, ICOS-LP, or ITS for any service provided to TBC or TBC-ET; provided, however, that no Party shall be obligated to enter into any such agreement unless the Parties can mutually agree on all the terms of such agreement (including, without limitation, the scope of assistance, the schedule of performance and the amount and timing of compensation to be paid).

         Section 4.6 Research and Development. (a) TBC and ICOS agree that the Letter Agreement will terminate upon the Closing Date. Such termination will be without prejudice to any rights that have accrued to the benefit of any Party thereto pursuant to the Letter Agreement, and will not relieve any Party of any obligation that has accrued thereunder on or prior to the Closing Date, which obligations shall remain in full force and effect.

              (b) On or prior to the Closing Date, ITLP shall pay to ICOS, ICOS-GP, ICOS-LP and ITS an aggregate cash payment equal to $94,484.00, and will also pay TBC and TBC-ET an aggregate cash payment equal to $261,083.56, which payments each represent fees for services performed, and expense for costs incurred and paid by the


Purchase and Sale Agreement (Execution)          7
         respective parties, through December 31, 2002, on behalf of ITLP (the "Unpaid Invoice Amounts"). After payment of the Unpaid Invoice Amounts, on the Closing Date ITLP will pay to each of ICOS and TBC one-half of the cash amount remaining in ITLP as of the Closing Date.

              (c) On or prior to the Closing Date, TBC shall pay to ICOS, ICOS-GP, ICOS-LP and ITS an aggregate cash payment that represents all amounts, obligations and liabilities as of the Closing Date estimated to be owed to them under the Letter Agreement (the "Letter Agreement Amount"). ICOS will calculate the Letter Agreement Amount and provide TBC with an invoice therefor on the Closing Date. The Parties acknowledge that the Letter Agreement Amount shall include, but is not limited to, (i) payments made by ICOS, ICOS-GP, ICOS-LP and ITS to Third Parties for expenses to be reimbursed by ITLP, and (ii) payment for services performed by ICOS up to and including the Closing Date. The above mentioned invoice will reflect such charges for estimated hours of work performed under the Letter Agreement. To the extent actual expenses are determined after the Closing to differ from estimated expenses, ICOS and TBC agree to make payments to each other in order to accomplish payment by TBC of the actual Letter Agreement Amount.

              (d) If ICOS receives an invoice from a Third Party after the Closing Date which relates to charges incurred by or on behalf of ITLP on or before December 31, 2002, ICOS will forward that invoice to TBC along with a check payable to the applicable vendor for one-half of the amount of such invoice. TBC shall then forward the invoice to the party who sent the invoice, attaching ICOS' check as well as TBC's check for the remaining one-half of the invoice. If TBC receives an invoice from a Third Party after the Closing Date which relates to charges incurred by or on behalf of ITLP on or before December 31, 2002, TBC will forward that invoice to ICOS along with a check payable to the applicable vendor for one-half of the amount of such invoice. ICOS shall then forward the invoice to the party who sent the invoice, attaching TBC's check as well as ICOS' check for the remaining one-half of the invoice. The Parties acknowledge that ICOS will have no obligation to pay invoices on behalf of ITLP except as set forth herein, and ICOS and TBC intend to inform each Third Party that ICOS has no such obligation. To the extent that ICOS receives any invoices relating to expenses incurred by or on behalf of ITLP after December 31, 2002, ICOS will promptly forward those invoices to ITLP, and will cooperate with TBC to ensure that all such invoices are subsequently sent directly to ITLP and TBC. The Parties acknowledge that ITLP is responsible for and shall pay all such invoices.

              (e) ITLP and TBC hereby agree that ICOS and ITS may continue to perform services and incur costs for ITLP after the Effective Time. TBC agrees to pay ICOS for such services at an FTE rate of $225,000 per annum and to reimburse ICOS for its reasonable out-of-pocket costs. TBC agrees to indemnify, defend and hold harmless ICOS, ITS and their respective directors, officers, employees and agents from and against any and all damages which arise from any claim, lawsuit or other action by a Third Party arising out of or in connection with this Section 4.6 and any services or work contemplated herein or the negligence or intentional misconduct or omission of TBC, ITLP, or their Affiliates. Notwithstanding the foregoing, TBC shall not have any

Purchase and Sale Agreement (Execution)          8
         indemnification obligation to the extent that such damages arise out of the gross negligence or intentional misconduct or omission of ICOS, ITS or their Affiliates.

         Section 4.7 Confidentiality. (a) Each Party agrees (i) to take all reasonable precautions and to use its commercially reasonable best efforts to maintain the confidentiality of all Confidential Information that such Party or any of its Affiliates (the "Recipient") has obtained or obtains in respect to any other Party, ITLP or any of their respective Affiliates (the "Disclosing Party") and (ii) not to use or disclose such Confidential Information to any person not a Party other than as permitted by Section 4.7(b) or Section 4.5. The disclosure of Confidential Information shall not constitute any grant of any license or any other rights or generate any business arrangements unless specifically set forth herein or in another agreement.

              (b) A Recipient may disclose Confidential Information (i) with the prior written consent of the Disclosing Party, (ii) to appropriate regulatory authorities, attorneys and accountants and pursuant to any order of a Governmental Authority, or (iii) to take any lawful action that it deems necessary to protect its interests or the interests of its Affiliates in a legal proceeding, or to enforce compliance with the terms and conditions of, this Agreement; provided, however, that in the event a Recipient may become legally compelled to disclose any Confidential Information it will promptly consult with the Disclosing Party as to the reasons for such disclosure and will afford the Disclosing Party a reasonable opportunity to obtain a protective order as to such information and will use reasonable efforts to obtain reliable assurance that the information disclosed will be treated confidentially.

              (c) This Section 4.7 shall survive the Closing and shall continue in full force and effect for a period of five (5) years after the Effective Time.

         Section 4.8 Transfer of Bulk Material. At the request of TBC, ICOS will cause to be shipped to a location selected by TBC, at TBC's cost, all bulk material representing the Compound presently held or stored by ICOS on behalf of ITLP or ICOS.

         Section 4.9 Assumption of Liabilities; Assignment of Agreements. Except as otherwise expressly provided in this Agreement, effective as of the Closing Time, TBC and TBC-ET hereby assume, or will cause ITLP to assume, all obligations, contracts and liabilities of any kind or nature, whether currently existing or hereafter incurred, that are (a) incurred by or on behalf of, or with respect to, ITLP or (b) associated in any way with (i) the assets or rights held by ITLP, (ii) the ownership of Partnership Interest or (iii) the development, regulatory approval and commercialization of any Products. Without limiting the generality of the foregoing, on or prior to the Closing, TBC shall assume from ICOS, ICOS-GP, ICOS-LP and ITS, or will cause ITLP to assume, all of the liabilities and obligations (whether or not fixed, contingent or absolute, accrued or unaccrued, known or unknown) under any and all agreements, between ICOS, ICOS-GP, ICOS-LP and/or ITS and a Third-Party pursuant to which a benefit has or will be provided to ITLP (the "Assigned Agreements"). TBC and ICOS shall use their respective commercially reasonable best efforts to promptly obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to assign or transfer any such agreement and to novate all obligations and liabilities and to obtain in writing the unconditional release of ICOS, ICOS-GP,


Purchase and Sale Agreement (Execution)          9

ICOS-LP and/or ITS so that, in any such case, TBC or ITLP shall be solely responsible for such obligations and liabilities.

         Section 4.10 Name Change of ITLP. Immediately after the Closing Date, TBC shall cause the name of ITLP to be changed (including, without limitation, under all federal, state and regulatory filings) so as to delete any reference to "ICOS" and shall file the Certificate of Amendment to Certificate of Limited Partnership of ICOS-Texas Biotechnology L.P. in the form attached hereto as Exhibit H for such purpose. TBC shall cease (and shall cause ITLP to cease) all uses of the name "ICOS" upon the Effective Time, except with ICOS' prior written consent. Exhibit H

         Section 4.11 Delivery of Records. Within 20 Business Days after the Closing Date, ICOS, ICOS-GP, ICOS-LP and ITS will deliver to TBC all of the accounting and tax records and general ledgers relating to ITLP in their possession, including any electronic versions of such records and spreadsheets related thereto.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

         Section 5.1 Conditions to TBC and TBC-ET's Obligation to Close. The obligations of TBC and TBC-ET to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions.

              (a) Representations and Warranties.

                   (i) All representations and warranties of ICOS, ICOS-GP,
              ICOS-LP and ITS contained in Article III of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as those such representations and warranties were being made on and as of the date of execution hereof;

                   (ii) Each of ICOS, ICOS-GP, ICOS-LP and ITS shall have
              performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied by it at or prior to the Closing Date; and

              (b) No Violations of Law, Litigation. The transactions contemplated by this Agreement shall not violate any Applicable Law that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ITLP. There shall be no pending or threatened suits, claims, actions, investigations or proceedings against ICOS, ICOS-GP, ICOS-LP and ITS by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any material damages against any Person as a result of the transactions contemplated hereby.

              (c) Mutual Release. ITLP, ICOS, ICOS-GP, ICOS-LP and ITS shall have executed and delivered to TBC and TBC-ET the Mutual Release.


Purchase and Sale Agreement (Execution)          10

              (d) Termination Agreement. ICOS and ITS shall have executed and delivered to TBC the Termination Agreement.

              (e) Instruments of Conveyance and Transfer. ICOS-GP and ICOS-LP shall have each executed and delivered to TBC and TBC-ET an assignment in substantially the form of Exhibit A hereto.

         Section 5.2 Conditions to Obligations of ICOS, ICOS-GP, ICOS-LP and ITS to Close. The obligations of ICOS, ICOS-GP, ICOS-LP and ITS to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

              (a) Representations and Warranties; Covenants.

                   (i) All representations and warranties of TBC and TBC-ET
              contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the date of execution hereof.

                   (ii) Each of TBC and TBC-ET shall have performed and
              satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied by it at or prior to the Closing Date.

              (b) Board Approval. TBC and TBC-ET shall have furnished ICOS, ICOS-GP, ICOS-LP and ITS with a certified copy of the resolutions duly adopted by the board of directors of TBC and TBC-ET, or the minutes of the meeting of the board of directors, approving this Agreement and the transactions contemplated hereby.

              (c) No Violations of Law, Litigation. The transactions contemplated by this Agreement shall not violate any Applicable Law, except for those violations, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect on ITLP. There shall be no pending or threatened suits, claims, actions, investigations, or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any Person as a result of the transactions contemplated hereby.

              (d) Mutual Release. ITLP, TBC and TBC-ET shall have executed and delivered to ICOS, ICOS-GP, ICOS-LP and ITS the Mutual Release.

              (e) Termination Agreement. TBC shall have executed and delivered the Termination Agreement to ICOS and ITS.

              (f) Name Change of ITLP. TBC shall have caused the name of ITLP to be changed as described in Section 4.10.


Purchase and Sale Agreement (Execution)          11

              (g) Payment of Unpaid Invoiced Amounts. On or before the Closing Date, ICOS and TBC shall cause ITLP to pay to ICOS, ICOS-GP, ICOS-LP and ITS the Unpaid Invoiced Amount as defined in Section 4.6(b).

              (h) Payment of Letter Agreement Amount. On or before the Closing Date, TBC, on behalf of ITLP, shall pay to ICOS, ICOS-GP, ICOS-LP and ITS the Letter Agreement Amount as defined in Section 4.6(c).

              (i) Delivery of Promissory Note and Letter of Credit. TBC shall have delivered the Promissory Note and accompanying Letter of Credit to ICOS.

                                  ARTICLE VI.

                                 INDEMNIFICATION

         Section 6.1 ICOS' Indemnities. From and after the Effective Time, ICOS, ICOS-GP, ICOS-LP and ITS shall absolutely and irrevocably and jointly and severally indemnify, defend and hold harmless TBC, TBC-ET and their respective Affiliates, directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, the "TBC Indemnified Parties") from, against and in respect of any and all damages that may result from Third Party Claims against any TBC Indemnified Parties which arise or result from or relate to (a) the untruth, breach or failure of any representation or warranty made by ICOS, ICOS-GP, ICOS-LP and ITS, or (b) the breach of, or failure to perform in all material respects, any of their respective covenants, commitments, agreements or obligations, under or contained in this Agreement or in any certificate, exhibit, schedule, or other document furnished or delivered to TBC and TBC-ET in connection with this Agreement (except for items under Section 4.6(e) or Section 6.2 for which TBC indemnifies
ICOS) (herein clauses (a) and (b) are collectively referred to as the "TBC Indemnified Liabilities"). The TBC Indemnified Parties shall not be entitled to seek indemnification from ICOS, ICOS-GP, ICOS-LP and ITS for a TBC Indemnified Liability until and unless the aggregate of all claims for indemnification is equal to or greater than $25,000 (other than a claim for indemnification arising out of a breach or misrepresentation by ICOS, ICOS-GP and ICOS-LP of any of the provisions of Section 3.2, which shall not be subject to any such threshold), at which time the indemnification liability of ICOS, ICOS-GP, ICOS-LP and ITS shall be the full amount of such claims (including the amount below that threshold amount).

         Section 6.2 TBC's Indemnities. From and after the Effective Time, TBC and TBC-ET shall absolutely and irrevocably and jointly and severally indemnify, defend and hold harmless ICOS, ICOS-GP, ICOS-LP and ITS and their respective Affiliates, directors, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, the "ICOS Indemnified Parties") from, against and in respect of any and all damages that may result from any Third Party Claims against any ICOS Indemnified Parties which arise or result from or relate to (a) the untruth, breach or failure of any representation or warranty made by TBC and TBC-ET, (b) any of the Assigned Agreements, (c) the breach of, or failure to perform in all material respects, any of their covenants, commitments, agreements or obligations, under or contained in this Agreement or in any certificate, exhibit, schedule, or other document furnished or delivered to ICOS, ICOS-LP, ICOS-GP and ITS in connection with this


Purchase and Sale Agreement (Execution)          12

Agreement, (d) any debts, liabilities, obligations or agreements of ITLP or for the benefit of ITLP of any kind, character or description now existing or hereafter arising, whether known, unknown, disclosed, undisclosed, fixed, contingent, arose, absolute, or otherwise which pertain to the ownership, operation or conduct of the business or affairs of ITLP, or (e) the development or commercialization of any Product (except for items under Section 6.1 for which ICOS indemnifies TBC) (herein clauses (a) through (e) are collectively referred to as the "ICOS Indemnified Liabilities"). TBC and TBC-ET also agree to assume and pay, perform and discharge in due course all of the ICOS Indemnified Liabilities, as applicable. The ICOS Indemnified Parties shall not be entitled to seek indemnification from TBC or TBC-ET with respect to clause (a) of this
Section 6.2 until and unless the aggregate of all claims for indemnification is equal to or greater than $25,000 (other than a claim for indemnification arising out of a breach or misrepresentation by TBC and TBC-ET of any provisions of
Section 3.3 or arising under Section 6.2(b), which shall not be subject to such threshold), at which time the indemnification liability of TBC and TBC-ET shall be the full amount of such claims (including the amount below that threshold amount).

         Section 6.3 Notice of Claim. (a) For purposes of this Article VI, the term "Indemnifying Party" when used in connection with a particular Claim shall mean the Party having an obligation to indemnify the other Party with respect to such Claim pursuant to this Article VI, and the term "Indemnified Party" when used in connection with a particular Claim shall mean the Party having the right to be indemnified with respect to such Claim by the other Party pursuant to this
Article VI.

              (b) Each Party agrees that promptly after it becomes aware of any actual or threatened Third Party Claim that would give rise to indemnification obligation pursuant to this Article VI, such Party will provide notice thereof in writing to the other Party (a "Claim Notice") specifying the nature and specific basis for such Claim and a copy of all papers served with respect to such Claim (if any); provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have actually been prejudiced as a result of such failure. For purposes of this Section 6.3, receipt by a Party of written notice of any Third Party Claim by or from any Person other than a Party to this Agreement which gives rise to a Claim on behalf of such Party shall constitute the discovery of facts giving rise to a Claim by it and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section 6.3(b). Each Claim Notice shall set forth all information respecting the Claim as the applicable Party shall then have and shall contain a statement to the effect that the Party giving the notice is making a Claim pursuant to and formal demand for indemnification under this Article VI.

         Section 6.4 Third-Party Claims. (a) In the event an Indemnified Party shall have any Third-Party Claim asserted against such Indemnified Party, the Indemnified Party shall transmit to the Indemnifying Party a Claim Notice relating to such Third-Party Claim. Within thirty (30) days from its receipt of the Claim Notice (the "Election Period"), an Indemnifying Party shall notify an Indemnified Party (A) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VI with respect to such Third-Party Claim and (B) whether an Indemnifying Party desires, at the sole cost and expense of such Indemnifying Party, to defend the Indemnified Party against such Third-Party Claim; provided, however, that


Purchase and Sale Agreement (Execution)          13
regardless of any provision in this Agreement to the contrary, the Indemnifying Party will not be entitled to assume the defense of any Third Party Claim if the Indemnified Party either (i) reasonably believes a conflict of interest exists due to a business relationship or otherwise between the Indemnifying Party and the Third-Party claimant or (ii) agrees to pay all attorneys' fees of the Indemnified Party in connection with such defense and to use counsel reasonably acceptable to the Indemnifying Party.

              (b) If an Indemnifying Party notifies an Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article VI and that the Indemnifying Party elects to assume the defense (and is so entitled), at its sole cost and expense, such Third-Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this
         Section 6.4, provided that such settlement shall not impose any obligations upon the Indemnified Party, or result in the entry of a judgment or decree against the Indemnified Party, or deprive the Indemnified Party of any rights and provided further that the Indemnified Party shall be unconditionally released by the holder of the Third Party Claim from all liability arising by reason or in consequence of the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including, subject to the preceding sentence, any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third-Party Claim), to file, during the Election Period, any motion, answer or other pleadings which are necessary or required under applicable statutes or rules to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that the Indemnifying Party shall be given reasonable notice of any such actions and that if an Indemnified Party takes any such action that is prejudicial and conclusively causes a final adjudication adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third-Party Claim to the extent so adjudicated). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third-Party Claim that the Indemnifying Party elects to contest. The Indemnified Party shall not enter into any compromise or settlement of such Third-Party Claim without the Indemnifying Party's consent, which shall not be unreasonably withheld The Indemnified Party shall have the right to participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section 6.4, and shall bear its own costs and expenses with respect to any such participation.

              (c) If an Indemnifying Party fails to notify an Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 6.4(a), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to
         Section 6.4(a) but fails to diligently prosecute or settle the Third-Party Claim, then the Indemnified Party shall have the right but not the obligation to defend, at the sole cost and expense of the Indemnifying Party, the Third-Party Claim by such


Purchase and Sale Agreement (Execution)          14
         proceedings deemed reasonably appropriate by the Indemnified Party and its counsel. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement of such Third-Party Claim. If requested by the Indemnified Party, the Indemnifying Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third-Party Claim that the Indemnified Party is contesting, or, if appropriate and related to the Third-Party Claim in question, in making any counterclaim against the person asserting the Third-Party Claim or any cross-complaint against any person. The Indemnifying Party shall have the right to participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 6.4(c), and the Indemnifying Party shall bear its own costs and expenses with respect to any such participation.

              (d) Notwithstanding the above, if the Indemnifying Party has not contested its indemnity obligations hereunder and has not elected to assume the defense of a Third-Party Claim, the Indemnifying Party shall reimburse (promptly after the receipt of each invoice therefor) the Indemnified Party for the reasonable costs and expenses incurred by the Indemnified Party in contesting such Third-Party Claim.

              (e) The obligation to provide indemnification with respect to the representations and warranties contained in this Agreement shall not terminate at the Closing and shall survive the Closing.

              (f) THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTIONS ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. THE PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.

         Section 6.5 Insurance. Each of ICOS and TBC shall maintain comprehensive general liability insurance, with a leading insurance company, for a period of ten (10) years following the Closing Date, which insurance shall afford limits that are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities. Each Party will provide the other with a certificate of insurance upon request.


Purchase and Sale Agreement (Execution)         15

                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.1 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (i) delivered in person or by overnight delivery or courier service (ii) sent by facsimile or (iii) deposited in the United States mail, by certified mail postage prepaid and return receipt requested (provided that any notice given pursuant to clause (ii) is also confirmed by the means described in clause (i) or (iii)), as follows:

         To ICOS, ICOS-GP, ICOS-LP or ITS:

                  ICOS Corporation
                  22021 - 20th Avenue
                  Bothell, Washington  98021
                  Attention:  President
                  Fax:  (425) 485-1911

         To TBC or TBC-ET:

                  Texas Biotechnology Corporation
                  6700 West Loop South, Suite 400
                  Bellaire, Texas 77401
                  Attention:  President
                  Fax:  (713) 796-8232

         Such notice or other communication shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by overnight delivery or courier service, the business day after being sent from within the United States, or if mailed, four days after the date of deposit in the United States mails.

         Section 7.2 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the internal laws of the State of Delaware without taking into account provisions regarding choice of law.

         Section 7.3 Entire Agreement. All exhibits and schedules referred to in this Agreement are integral parts hereof. It is understood and agreed that this Agreement, together with such exhibits and schedules, contains the entire agreement between the Parties and supersedes any and all prior agreements, arrangements or understandings, if any, between the Parties. Further, as between the Parties, no oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.

         Section 7.4 Amendments and Waivers. This Agreement may not be amended except upon the written consent of each Party hereto. By an instrument in writing, a Party may waive compliance by another Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a


Purchase and Sale Agreement (Execution)         16
waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any Party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

         Section 7.5 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a final judgment of a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect after the expiration of the time within which the judgment is appealable only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         Section 7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

         Section 7.7 Interpretation of Agreement. The article, section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. References herein to the transactions contemplated by this Agreement or other similar words shall include all of the other transactions contemplated hereunder.

         Section 7.8 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

         Section 7.9 Attorneys' Fees. If any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         Section 7.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

         Section 7.11 Third Parties. Each Party intends that this Agreement and the exhibits and schedules hereto shall not benefit or create any right or cause of action or remedy of any nature whatsoever in any Person other than the Parties to this Agreement.

         Section 7.12 Defense Counsel. Notwithstanding any contrary provision of this Agreement, if either Party is obligated to defend the Indemnified Parties pursuant to any indemnity provision of this Agreement, such Party shall not be required to engage separate counsel to defend each of such Indemnified Parties, and all of such Indemnified Parties shall be defended by counsel who is reasonably satisfactory to the Indemnified Party.


Purchase and Sale Agreement (Execution)          17

         Section 7.13 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 7.14 Remedies. In the event of any breach of any covenants, agreements, representations, warranties, or terms of this Agreement by any Party, the other Parties shall be entitled to invoke any right or remedy allowed at law or in equity, or by statute or otherwise, to enforce the obligations of the breaching Party; all rights and remedies shall be cumulative and may be exercised concurrently and whenever and as often as occasion therefor arises; and the exercise of any remedy shall not preclude the simultaneous or later exercise of any other remedy.

         Section 7.15 Further Assurances. At any time or from time to time after the Closing Date, each Party shall, at the reasonable request of the other Party, execute and deliver any further instruments or documents and take all such further action as such requesting Party may reasonably request to effect the matters referred to in this Agreement. ICOS, ICOS-GP, ICOS-LP and ITS covenant and agree, for the benefit of TBC and TBC-ET and their respective successors and assigns, without further consideration, and whenever and as often as reasonably required so to do by TBC and TBC-ET and their respective successors and assigns, to execute and deliver to them such other instruments of conveyance, transfer and assignment and take such other action as TBC and TBC-ET may reasonably require more fully and effectively to transfer, assign and convey to and invest in TBC and TBC-ET and their respective successors and assigns, and to put TBC and TBC-ET and their respective successors and assigns in actual possession and control of the Partnership Interest to be transferred to them pursuant to the terms of this Agreement.

         Section 7.16 Nonsolicitation. From the date the Parties execute this Agreement and for a period of two (2) years thereafter, (a) neither TBC nor TBC-ET shall personally or through others recruit, solicit or induce any employee or consultant of ICOS, ICOS-GP, ICOS-ET or ITS to terminate his or her relationship with ICOS, ICOS-GP, ICOS-ET or ITS, as applicable and (b) none of ICOS, ICOS-GP, ICOS-ET or ITS shall personally or through others recruit, solicit or induce any employee or consultant of TBC or TBC-ET to terminate his or her relationship with TBC or TBC-ET, applicable; provided, however, that such restriction shall not apply to any solicitation directed to the public in general.

         Section 7.17 Certain Definitions.

         "Affiliate" shall mean, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The direct or indirect ownership of thirty-five percent (35%) or, if smaller, the maximum allowed by applicable law, of the voting securities of a business entity or of an interest in the assets, profits or earnings of a business entity shall be deemed to constitute "control" of the business entity.

         "Agreement" shall mean this Purchase and Sale Agreement.


Purchase and Sale Agreement (Execution)          18

         "agreement" shall mean with respect to any Person any note, bond, indenture, license, agreement, lease, contract, indenture, mortgage, deed of trust, lien, instrument, commitment, arrangement or other understanding, whether written or oral, to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

         "Applicable Law" shall mean any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of either Party hereto, to such Party or its properties, assets, partners, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of it) within the context in which the term Applicable Law is used.

         "Business Day" means a day (a) other than a Saturday or Sunday, and (b) on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Change of Control" means when (a) any person or entity becomes, after the date hereof, the beneficial owner, directly or indirectly, of more than sixty percent (60%) of the outstanding securities of TBC, (b) TBC is involved in a reorganization, merger or consolidation, or (c) any person or entity, directly or indirectly, acquires all or substantially all of the assets of TBC in any transaction or series of transactions. However, in the case of (a) or (b), a "Change in Control" will not have occurred if, after the transaction, forty (40%) or more of the outstanding voting securities of the entity acquiring TBC's voting securities or resulting or surviving from the reorganization, merger or consolidation are owned by TBC's shareholders in the same proportion as they owned TBC's voting securities immediately prior to such transaction.

         "Claim" shall mean any and all claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, and administrative orders.

         "Claim Notice" shall have the meaning as defined in Section 6.3(b).

         "Closing" shall have the meaning as defined in Section 2.6 hereof.

         "Closing Date" shall have the meaning as defined in Section 2.6 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Compound(s)" shall mean sitaxsentan, an endothelin receptor antagonist commonly known as TBC 11251.

         "Confidential Information" shall mean all proprietary or confidential information owned or provided by a Disclosing Party, including, but not limited to, proprietary or confidential information provided under the Partnership Agreement, the Research and Development Service Agreement, the Letter Agreement and this Agreement, other than information that (A) was previously known to the recipient (other than from a Disclosing Party) as shown by written records, (B) is available or, without the fault of the recipient (other than ITLP) becomes available to the general public, or (C) is lawfully received by the recipient without an obligation of


Purchase and Sale Agreement (Execution)          19
confidentiality from a third party that, to the recipient's knowledge, is not bound by any obligation of confidentiality.

         "damages" shall mean all assessments, losses, damages (whether actual, consequential or punitive), Liabilities, judgments, awards, fines, sanctions, penalties, charges, and amount paid in settlement of any such matter, including, without limitation, interest, penalties, costs, fees and expenses of attorneys, experts, witnesses, investigators and any other agents.

         "$" or "Dollars" means dollars in U.S. currency.

         "Disclosing Party" shall have the meaning as defined in Section 4.7(a).

         "Effective Time" shall have the meaning as defined in Section 2.6.

         "Election Period" shall have the meaning as defined in Section 6.4.

         "FDA" means the United States Food and Drug Administration and any successor agency thereto.

         "Formation Agreement" means the Formation and Performance Agreement effective as of June 6, 2000 by and between ICOS and TBC.

         "Governmental Authority" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "ICOS Indemnified Liabilities" shall have the meanings as defined in
Section 6.2.

         "ICOS Indemnified Parties" shall have the meaning as defined in Section 6.2.

         "Indemnified Party" shall have the meaning as defined in Section 6.3.

         "Indemnifying Party" shall have the meaning as defined in Section 6.3.

         "Interests" shall have the meaning as defined in the fourth recital of this Agreement.

         "Interest Rate" shall mean the 3 month LIBOR rate plus 150 basis points.

         "Letter Agreement" means that certain letter dated February 14, 2003 from TBC to ICOS and agreed and accepted to by ICOS on February 21, 2003.

         "Letter of Credit" shall have the meaning as defined in Section 2.1.

         "Liabilities" shall mean obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due.

         "LIBOR" means the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) equal to the three month London interbank offered rate for deposits in U.S. Dollars as it


Purchase and Sale Agreement (Execution)          20
appears on the Dow Jones Telerate Service page 3750 (or any successor page) that displays an average British Bankers Association LIBOR Rate at approximately 11:00 a.m. (London time) two Business Days before the LIBOR Adjustment Date. Any change in LIBOR will take effect on the LIBOR Adjustment Date. Interest will accrue on any non-Business Day at the rate in effect on the immediately preceding Business Day. If for any reason such British Bankers Association LIBOR rate is not available, the term "LIBOR" shall mean the rate of interest equal to the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the three month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days before the LIBOR Adjustment Date; provided that, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR Adjustment Date" means (a) the Closing Date, and (b) thereafter, 12:01 a.m. on the first Business Day of each April, July, October, and January.

         "Lien" shall mean any mortgage, deed of trust, lien, pledge, charge, claim, security interest, restrictive covenant or easement or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, operations, condition (financial or other), properties or results of operations of a specified Person.

         "Mutual Release" shall have the meaning as defined in Section 2.3.

         "Partnership Agreement" shall have the meaning as defined in the recitals of this Agreement.

         "Partnership Interest" shall have the meaning as defined in the recitals of this Agreement.

         "Party/Parties" shall have the definitions set forth in the preamble of this Agreement.

         "Payments" shall have the meaning as defined in Section 2.1.

         "Permitted Liens" shall mean (i) taxes, assessments and other governmental levies, fees or charges imposed on TBC, TBC-ET or ITLP, (ii) Liens imposed under this Agreement and (iii) any Liens that arise as a result of any action or omission of TBC, TBC-ET or ITLP.

         "Person" shall include any individual, partnership, joint venture, corporation, trust or unincorporated organization, any other business entity and any Governmental Authority, in each case whether acting in an individual, fiduciary or other capacity.

         "Product(s)" shall mean any form or dosage of pharmaceutical compositions or preparations, in a form for sale or use (including use in the development thereof) which contain as an active ingredient one or more Endothelin Agents (as defined in the Partnership Agreement).



Purchase and Sale Agreement (Execution)         21

         "Purchase Price" shall have the meaning as defined in Section 2.1.

         "Recipient" shall have the meaning as defined in Section 4.7(a).

         "Research and Development Service Agreement" means the Research and Development Service Agreement entered into on June 6, 2000 by and among ICOS, TBC and ITLP and assigned, as to ICOS' interests, to ITS.

         "TBC Indemnified Liabilities" shall have the meanings as defined in
Section 6.1.

         "TBC Indemnified Parties" shall have the meaning as defined in Section 6.1.

         "Taxes" shall mean any Federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including without limitation interest and penalties) imposed by any law, rule or regulation.

         "Tax Returns" shall mean returns, reports, exhibits, schedules, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns.

         "Termination Agreement" shall have the meaning as defined in Section
2.4.

         "Third Party(ies)" shall mean any Person other than TBC and its Affiliates.

         "Third-Party Claim" shall mean a Claim asserted against an Indemnified Party by a Person other than a Party to this Agreement that could give rise to a right of indemnification under this Agreement.

         "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

         Section 7.18 Construction. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. The words "include," "includes" and "including" are deemed to be following by "without limitation." The words "hereby," "hereunder," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement in its entirety and not solely the particular portion of the Agreement in which such word is used. Unless otherwise specified, references in this Agreement to "Sections," "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


Purchase and Sale Agreement (Execution)          22

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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                    ICOS CORPORATION



                         By: /s/ Paul N. Clark
                             ---------------------------------------------------
                         Its: Chairman and CEO
                             ---------------------------------------------------



                    ICOS-ET-LP LLC

                         By: /s/ Paul N. Clark
                             ---------------------------------------------------
                         Its: Manager
                             ---------------------------------------------------



                    ICOS-ET-GP LLC



                         By: /s/ Paul N. Clark
                             ---------------------------------------------------
                         Its: Manager
                             ---------------------------------------------------



                    ICOS TECHNOLOGY SERVICES LLC



                         By: /s/ Paul N. Clark
                             ---------------------------------------------------
                         Its: Manager
                             ---------------------------------------------------



                    TEXAS BIOTECHNOLOGY CORPORATION



                         By: /s/ Bruce D. Given, M.D.
                             ---------------------------------------------------
                         Title: President and CEO
                             ---------------------------------------------------



                    TBC-ET, INC.



                         By: /s/ Stephen L. Mueller
                             ---------------------------------------------------
                         Its: Vice President
                             ---------------------------------------------------

Purchase and Sale Agreement (Execution)          23